STOCK PURCHASE AGREEMENT

                   This STOCK PURCHASE AGREEMENT (this "Agreement") is made this 28th day of April, 2009 by and among Athanasios Tsiodras (the "Seller"), Nicholas R.Toms (the "Buyer") and Sichenzia Ross Friedman Ference LLP (the "Escrow Agent"). Nicholas R.Toms (the "Buyer") and Sichenzia Ross Friedman Ference LLP(the "Escrow Agent").

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Purchase and Sale of Stock.

(a)        Sale of Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties and covenants contained herein, Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer One Million Five Hundred Thousand (1,500,000) shares ("Shares") of common stock of Canusa Capital Corp. (the "Company") and any rights attached to the Shares as of the date hereof, including any forward splits of stock or other dividends, for a total purchase price of One Hundred Fifty ThousandDollars (US$150,000.00, including related escrow and transaction fees (the "Purchase Price").

(b)	Closing.

IF SINGLE ESCROW AGENT:

(1) The closing of the transactions contemplated hereunder shall take place at the office of the Escrow Agent on such date and time upon which parties may agree ("Closing Date").

(2)	Prior to the Closing Date,

(i)        Buyer shall have delivered (x) the Purchase Price, together with an escrow fee, if any ("Escrow Fee") and (y) an executed copy hereof to Escrow Agent; and

(ii)       Seller shall have delivered (x) the certificates representing the Shares in negotiable form with stock transfer powers (containing a signature guarantee acceptable to the Company's transfer agent) attached thereto (collectively, the "Certificates") and (y) an executed copy hereof to Escrow Agent.

(3)	The address and wiring instruction for Escrow Agent are as follows:

BANK:

ADDRESS:

ABA#:

SWIFT CODE:

BENEFICIARY:

ACCOUNT:

REFERENCE/SPECIAL INSTRUCTIONS: _______________

Insert Buyer name

Accounting Contact: _______________

(4)	At the Closing:
(i)	Escrow Agent shall deliver the Purchase Price to Seller;
(ii)	Escrow Agent shall deliver the Certificates to Buyer; and
(iii)	Escrow Agent will take control of and have earned the Escrow Fee.

IF DUAL ESCROW AGENTS:

(5) The closing of the transactions contemplated hereunder shall take place at the offices of the Escrow Agents on such date and time upon which parties may agree ("Closing Date").

(6)	Prior to the Closing Date,

(i)        Buyer shall have delivered the Purchase Price, together with an escrow fee, if any ("Escrow Fee") to Seller's Escrow Agent; and

(ii)       Seller shall have delivered (x) the certificates representing the Shares in negotiable form with stock transfer powers (containing a signature guarantee acceptable to the Company's transfer agent) attached thereto (collectively, the "Certificates") and (y) an executed copy hereof to Buyer's Escrow Agent.

(7)	At the Closing:

(i)        Seller's Escrow Agent shall deliver the Purchase Price to Seller;

(ii)       Buyer's Escrow Agent shall deliver the Certificates to Buyer; and

(iii)     Buyer's Escrow Agent will take control of and have earned the Escrow Fee.

(8)	The address and wiring instruction for Seller's Escrow Agent are as follows:

BANK:

ABA#:

SWIFT CODE:

BENEFICIARY:

ACCOUNT:

REFERENCE/SPECIAL INSTRUCTIONS: _______________

Insert Buyer name

Accounting Contact: _______________

(8)	The address of Buyer's Escrow Agent is

______________________________

______________________________

______________________________

2.	Representations and Warranties of Seller.

As an inducement to Buyer to enter into this Agreement and purchase the Shares, Seller hereby represents and warrants as follows:

(a)        Ownership of Shares. Seller is the record and beneficial owner of the Shares and has sole power over the disposition of the Shares. The Shares are not subject to any mortgage, pledge, lien, lease, encumbrance or charge.

(b)       Authority for Agreement. Seller has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Seller of this Agreement has been duly authorized by all requisite action by Seller, and this Agreement, when executed and delivered by Seller, constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

FOR A PRIMARY OFFERING:

(c)         Seller's Reliance on Prospectus. Seller purchased the Shares from the Company on December 27, 2006. The Shares were registered with the Securities and Exchange Commission ("SEC") pursuant to a registration statement declared effective by the SEC on July 11, 2007. Seller purchased the Shares pursuant to the final prospectus, dated July 11, 2007, contained in such registration statement.

FOR A SECONDARY OFFERING:

(d)	Sale Pursuant to Prospectus. Seller purchased the Shares from the Company on

______________ pursuant to an offering exempt from the registration requirements of the U.S. securities laws. On _______________, a registration statement (“Registration Statement”) registering the Share was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on _______________. The commission has not yet issued any stop order or other order suspending the effectiveness of the Registration Statement filed by the Company under the Securities Act or Securities Exchange Act. Buyer may purchase the Share in accordance with the U.S. securities laws pursuant to the final prospectus (“Prospectus”), dated _______________, contained in the Registration Statement. Seller has delivered such prospectus to Buyer.

FOR ALL AGREEMENTS:

(e)         Experience and Knowledge. Seller acknowledges and agrees that it (i) has extensive knowledge and experience in financial and business matters; (ii) has had access to all information as to the Company as it has desired; (iii) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the operations of the Company, its business and prospects; and (iv) has received sufficient and satisfactory answers to all questions posed to the Company to evaluate the merits and risks of the transactions contemplated by this Agreement.

(f)         Disclosures by Seller. Seller has satisfied itself with respect to, and has no knowledge of, a material fact about the operations, affairs, condition or prospects of the business or the financial condition of the Company that has not been disclosed by the Company to Seller, including, without limitation,

•	the Company's limited operations

•	its audited and unaudited financial statements

•	opinions of Company's auditors as to the status of the Company as a going concern

•	management's decision to reevaluate the Company's business model and plan and
•

the Company's search for a suitable financing transaction or business ventures, such as mergers, acquisitions, joint ventures, debt or equity placements and similar or other on-balance or off-balance sheet corporate finance transactions or to engage in any lawful act or activity, or engage in any business, for which corporations may be organized under the laws of the State of _______________.

(g)        Material Positive Effect. The Seller further represents and warrants that if the Company were to make such changes to its business plan as described above, such changes would be expected to have a material positive effect on the future value of the Company, and in particular of the Shares being purchased and sold pursuant to this Agreement.

(h)       No Fiduciary Duty. Seller hereby acknowledges and agrees that (i) at present there is no regular public market for the Shares; (ii) the purchase and sale of the Shares is taking place in a private transaction between Seller and Buyer in an arm's length commercial transaction at a price negotiated and agreed to by Seller as the best possible current price for the Shares; (iii) it is solely responsible for making its own judgments in connection with the Agreement (irrespective of whether the Company, its executive officers, auditors, or other representatives have advised or are currently advising the Company or Seller on related or other matters); and (iii) Buyer has not rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to Seller, in connection with such transaction or the process leading thereto.

3.	Representations and Warranties of the Buyer.

(a)       Execution and Delivery. Buyer hereby warrants and represents to Seller that it has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Buyer of this Agreement have been duly authorized by all requisite action by Buyer, and the Agreement, when executed and delivered by Buyer, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)        Purchase Pursuant to Registration Statement. Buyer is purchasing the Shares pursuant to the Registration Statement.

4.	Escrow Agent(s).

(a)         The Purchase Price and the Certificates shall be held in a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Party, and shall be held and disbursed solely for the purposes and in accordance with the terms hereof.

(b)       Release of Escrow. If the Closing Date does not occur prior to May 1, 2009, or such other date as the parties may agree to in writing, the Escrow Agent(s) may return the Purchase Price to Buyer and the Certificates to Seller without incurring any liability to any party and terminating its responsibilities under this Agreement.

(c)       Duties and Responsibilities of the Escrow Agent(s). The Escrow Agent(s)' duties and responsibilities shall be subject to the following terms and conditions:

(1)         Seller and Buyer agree that the Escrow Agent(s) (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either Seller or Buyer are entitled to receipt of the Certificates or Purchase Price pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent(s) pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent(s) in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent(s) in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent(s) hereunder any greater degree of care than the Escrow Agent(s) gives its own similar property, but in no event less than a reasonable amount of care; and (vi) may consult with counsel satisfactory to the Escrow Agent(s), the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Escrow Agent(s) hereunder in good faith and in accordance with the opinion of such counsel.

(2)         Seller and Buyer acknowledge that the Escrow Agent(s) is acting solely as a stakeholder at their request and that the Escrow Agent(s) shall not be liable for any action taken by Escrow Agent(s) in good faith and believed by the Escrow Agent(s) to be authorized or within the rights or powers conferred upon the Escrow Agent(s) by this Agreement. Seller and Buyer agree to indemnify and hold harmless the Escrow Agent(s) and any of the Escrow Agent(s)'s partners, employees, agents, and representatives for any action taken or omitted to be taken by the Escrow Agent(s) or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on the part of the Escrow Agent(s) committed in its capacity as Escrow Agent(s) under this Agreement. The Escrow Agent(s) shall owe a duty only to Seller and Buyer under this Agreement and to no other person.

(3)         Seller agrees to reimburse the Escrow Agent(s) for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(4)         Escrow Agent(s) may at any time resign as an escrow agent hereunder by giving five (5) days prior written notice of resignation to Buyer. Prior to the effective date of the resignation as specified in such notice, Buyer will issue to the Escrow Agent(s) an instruction authorizing delivery of the Purchase Price to a substitute escrow agent selected by Buyer. If no successor escrow agent is named by the Company within three business days, the Escrow Agent(s) may apply to a court of competent jurisdiction in the State of for appointment of a successor escrow agent, and to deposit the Purchase Price with the clerk of any such court.

(5)        This Agreement sets forth exclusively the duties of the Escrow Agent(s) with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(6)        The provisions of this Section 4 shall survive the resignation of the Escrow Agent(s) or the termination of this Agreement.

5.	Miscellaneous.

(a)       Default by Seller. Seller's failure, or failure of Seller's agents, representatives, brokers ("Seller's Agents") to deliver the Certificates to Escrow Agent or Buyer's Escrow Agent, as the case may be, prior to the Closing Date shall constitute a default under this Agreement ("Default"). Nothing herein shall limit Buyer's right to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of this Agreement, for the failure of Seller, Seller's Agents, or the Company and its transfer agent to deliver the Certificates, and the Buyer shall have the right to pursue all remedies available to it at law or in equity, including, without limitation, a decree of specific performance or injunctive relief In the event of Default, Seller shall pay to the Buyer the reasonable costs and expenses of collection and of any other actions referred to in this paragraph (a), including without limitation reasonable attorneys' fees, expenses and disbursements.

(b)      Default by Buyer. Buyer's failure to deliver the Purchase Price to Escrow Agent or Seller's Escrow Agent, as the case may be, prior to the Closing Date shall constitute a default. Seller's sole remedy in case of such a default shall be to withhold delivery of the Certificates to the Escrow Agent or Buyer's Escrow Agent as the case may be. Upon Buyer's cure of such a default, Seller shall be required to fulfill its obligations hereunder.

(c)       Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties.

(d)      Choice of Law; Choice of Venue. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements entered into and to be performed entirely within New York without applying its principles of choice of law. Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the federal or state courts located in the City, County, and State of

(e)         Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or sent by overnight delivery by a nationally recognized overnight courier upon proof of sending thereof and addressed to the party to be notified at the address indicated for such party on its signature page, or at such other address as such party may designate by written notice to the other parties.

(f)         Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and Buyer.

(g)         Expenses. Each of the parties shall bear its own costs and expenses incurred with respect to the negotiation, execution, delivery, and performance of this Agreement.

(h)         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(i)         Entire Agreement. This Agreement represents and constitutes the entire agreement and understanding between the parties with regard to the subject matter contained herein All prior agreements, understandings and representations are hereby merged into this Agreement.

(j)         Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. "Or" is not exclusive. "Escrow Agent(s)" can mean a single escrow agent, or if there are multiple escrow agents, either or both escrow agents, all as the context requires.

(k)         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.

SELLER:

/s/ Athanasios Tsiodras Name: Athanasios Tsiodras Address: _____________________________ ____________________________________

1,500,000 Shares

Number of shares being sold: ______________

BUYER:

By: /s/ Nicholas R. Toms

Name: Nicholas R. Toms

Title:

Address of Record: ____________

_________________________

_________________________

          Delivery Instructions:

_________________________

_________________________

_________________________

ADD SIGNATURE LINE FOR SECOND ESCROW AGENT IF REQUIRED:

ESCROW AGENT:

By: /s/ Sichenzia Ross Friedman Ference LLP

Name: Sichenzia Ross Friedman Ference LLP

Title:

Address:

________________________

________________________

________________________